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                                                                     Exhibit 4.4

                         SECOND SUPPLEMENTAL INDENTURE

          Second Supplemental Indenture (this "Supplemental Indenture"), dated
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as of January 23, 2001, among French Fragrances, Inc., a Florida corporation
(the "Company"), FFI International, Inc., a Delaware corporation, FD Management,
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Inc., a Delaware corporation, DF Enterprises, Inc., a Delaware corporation
(collectively, the "U.S. Guarantors"), FFI GmBH (the "Non U.S. Guarantor," and
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together with the U.S. Guarantors, collectively the "Guarantors") each a wholly-
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owned subsidiary of the Company, and HSBC Bank USA (formerly known as Marine
Midland Bank), as trustee under the indenture referred to below (the "Trustee").
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                              W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 27, 1998, providing
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for the issuance of an aggregate principal amount of $40,000,000 of 10 3/8%
Senior Notes due 2007, Series C, and 10 3/8% Senior Notes due 2007, Series D (the "Senior Notes");
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          WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Company's obligations under the Senior Notes pursuant to a Guarantee on the terms and conditions set forth in
Article 10 of the Indenture; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Senior Notes as follows:

          (a)  Capitalized Terms.  Capitalized terms used herein without
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definition shall have the meanings assigned to them in the Indenture.

          (b)  Agreement to Guarantee.  The Guarantors hereby agree, jointly and
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severally with all other Subsidiary Guarantors, if any, to guarantee, on a senior unsecured basis, the Company's obligations under the Senior Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

          (c)  No Recourse Against Others.  No officer, employee, director or
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stockholder of any of the Guarantors shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Notes, any Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in
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respect of, or by reason of, such obligations or their creation of any such obligation. Each Holder by accepting a Senior Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Senior Notes.

          (d)  Governing Law.  The internal laws of the State of New York shall
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govern and be used to construe this Supplemental Indenture.

          (e)  Counterparts.  The parties may sign any number of copies of this
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Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

          (f)  Effect of Headings.  The section headings herein are for
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convenience only and shall not affect the construction hereof.

          (g)  Consent to Jurisdiction and Service of Process.  FFI GmBH
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irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. FFI GmBH waives any objection that it may have to the venue of any suit, action or proceeding with respect to the Indenture or the Subsidiary Guarantee or the transactions contemplated thereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

          FFI GmBH irrevocably appoints French Fragrances, Inc., 1345 Avenue of the Americas, New York, New York 10105, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to FFI GmBH (Attention: Secretary), by the person serving the same to the address provided above shall be deemed in every respect effective service of process upon FFI GmBH in any such suit or proceeding. FFI GmBH further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 10 years from the date hereof.

          (h)  Effectiveness.  As to FFI GmBH, the effectiveness of this
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Supplemental Indenture and the Subsidiary Guarantee are subject to the Articles of Association of FFI GmBH, as amended on January 22, 2001, being registered with the commercial registry of the Canton of Zug and published with the Swiss Official Gazette ("Schweizerisches Handelsamtsblatt").
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          IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                              French Fragrances, Inc.

                              By: /s/ Oscar E. Marina
                                  ----------------------------
                              Name:  Oscar E. Marina
                              Title: Senior Vice President, General Counsel and
                                     Secretary

                              FFI International, Inc.

                              By: /s/ Oscar E. Marina
                                  ----------------------------
                              Name:   Oscar E. Marina
                              Title:  Secretary

                              FD Management, Inc.

                              By: /s/ Oscar E. Marina
                                  ----------------------------
                              Name:   Oscar E. Marina
                              Title:  Secretary

                              DF Enterprises, Inc.

                              By: /s/ Oscar E. Marina
                                  ----------------------------
                              Name:   Oscar E. Marina
                              Title:  Secretary

                              FFI GmBH

                              By: /s/ Oscar E. Marina
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                              Name:   Oscar E. Marina
                              Title:  Attorney-in-Fact

                              HSBC Bank USA (formerly known as Marine Midland
                              Bank), as Trustee

                              By: /s/ Frank Godino
                                  ----------------------------
                              Name:   Frank Godino
                              Title: Authorized Person